                       SECURITIES AND EXCHANGE COMMISSION


                              Washington, DC 20549



                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): January 22, 2003

                       Peoples Ohio Financial Corporation
                       ----------------------------------
             (Exact name of registrant as specified in its charter)



          Ohio                     0-49619                    31-1795575
------------------------    ---------------------     -------------------------
(State of Incorporation)    (Commission File No.)            (IRS Employer
                                                          Identification No.)




                    635 South Market Street, Troy, Ohio 45373
                    -----------------------------------------
                    (Address of principal executive offices)


Registrant's telephone number, including area code:  (937) 339-5000



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                                    FORM 8-K

Item 5.           Other Events.
------            ------------

                  The following was contained in a press release issued by Peoples Ohio Financial Corporation on January 22, 2003:




NEWS RELEASE                            CONTACT:     Linda Daniel V.P.
                                              Marketing/Administration
FOR IMMEDIATE RELEASE                                     or
January 22, 2003                                      Rich Dutton V.P.
                                               Chief Financial Officer
                                                         937-339-5000


PEOPLES ANNOUNCES STRONG EARNINGS PERIOD FOR HOLDING COMPANY AND BANK

Peoples Ohio Financial Corporation, holding company of Peoples Savings Bank (Troy-Piqua-Clayton), announces a strong earnings period with the completion of the first six months of the current fiscal year, ended December 31, 2002. Reported earnings of $1,349,000 for that period reflects an increase of $60,000, or 4.7% over the $1,289,000 reported for the same period of 2001.

Basic earnings per share were $0.18 for the six months ended December 31, 2002, compared to $0.17 for the six months ended December 31, 2001. Fully diluted earnings per share were $0.17 for the six months ended December 31, 2002, compared to $0.17 the six months ended December 31, 2001.

Ron Scott, President and CEO of the holding company and the bank, said "The bank continued to restructure its balance sheet during the quarter. It is the bank's and the company's goal to position the balance sheet in a manner that will allow us to continue producing solid sustainable earnings for our shareholders without sacrificing service to our customers and the communities in which we operate."

Peoples Savings Bank has banking centers, ATM locations, and trust offices in Troy, Piqua and Clayton. Originally chartered under Ohio law in 1890, Peoples Savings Bank created a savings and loan holding company, Peoples Ohio Financial Corporation, effective January 2002. Common shares of Peoples stock are now traded in the over-the-counter market under the symbol "POHF."

                       PEOPLES OHIO FINANCIAL CORPORATION
                               FINANCIAL OVERVIEW
                           SECOND QUARTER FISCAL 2003

Peoples Ohio Financial Corporation (the "Company"), the holding company for Peoples Savings Bank (the "Bank"), reported earnings of $1,349,000 for the six months ended December 31, 2002, an increase of $60,000, or 4.7%, over the $1,289,000 reported for the same period in 2001. Basic earnings per share were $0.18 for the six months ended December 31, 2002, compared to $0.17 for the six months ended December 31, 2001. Fully diluted earnings per share were $0.17 for the six months ended December 31, 2002, compared to $0.17 the six months ended December 31, 2001.

Net interest income was $4,268,000 for the six months ended December 31, 2002, $274,000, or 6.9%, higher than the $3,994,000 reported for the six months ended December 31, 2001.

The provision for loan losses was $80,000 for the six months ended December 31, 2002 compared to $8,000 for the same period in 2001.

Noninterest income remained stable totaling $805,000 for the first six months of 2002, compared to the $795,000 recorded for the six months ended December 31, 2001, as increases in service charges on deposit accounts of $54,000 were partially off-set by a decline in revenue generated by trust operations of $47,000.

Noninterest expense was $2,933,000 for the first six months of 2002, $118,000 or 4.2% higher than the $2,815,000 reported for the six months ended December 31, 2001.

Net income for the second quarter of fiscal 2003 was $642,000, $18,000 or 2.7% less than quarterly net income of $660,000 earned in the second quarter of fiscal 2002. Net interest income for the second quarter of fiscal 2003 was $2,073,000 compared to $2,056,000 for the second quarter of fiscal 2002. The provision for loan losses was $35,000 for the second quarter of fiscal 2003 compared to $6,000 for the same period in fiscal 2002. Noninterest income was $424,000 for the second quarter of fiscal 2003 and $411,000 for the second quarter of fiscal 2002. Noninterest expense was $1,481,000 for the second quarter of fiscal 2003 and $1,455,000 for the second quarter of fiscal 2002.

Total assets at December 31, 2002 were $218.4 million, compared to $216.9 million at December 31, 2001.

The Company was formed during January 2002 and acquired 100% of the Bank's outstanding stock. Accordingly, all references to the Company, prior to January 2002, reflect operations of the Bank.

This earnings report may contain certain forward-looking statements, which are based on management's current expectations regarding economic, legislative, and regulatory issues that may impact the Company's earnings in future periods. Factors that could cause future results to vary materially from current management expectations include, but are not limited to, general economic conditions, changes in interest rates, deposit flows, real estate values, and competition, changes in accounting principles, policies, or guidelines, changes in legislation or regulation, and other economic, competitive, governmental, regulatory and technological factors affecting the Company's operations, pricing, products and services.

Peoples Ohio Financial Corp. stock is traded over the counter under the symbol "POHF." Sweeney Cartwright & Co. (Contact George Geissbuhler at 1-800-334-7481) and McDonald Investments, Inc. (Contact Bob Lucas at 1-800-344-1406) act as market-makers for the Company's stock.

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Peoples Ohio Financial Corporation
Condensed, Consolidated Balance Sheets
December 31, 2002 and June 30, 2002
(in thousands)

                                                     December 31, 2002            June 30, 2002
                                                     -----------------            -------------
                                                        (unaudited)
Assets
 Cash and Cash equivalents                                        $ 15,506                    $ 5,681
 Investment securities                                               7,318                      1,121
 Loans, net                                                        183,537                    201,716
 FHLB stock                                                          5,170                      5,052
 Other assets                                                        6,456                      6,352
                                                                 ---------                  ---------
     Total assets                                                $ 217,987                  $ 219,922
                                                                 =========                  =========

Liabilities and shareholders' equity
 Deposits                                                        $ 119,741                  $ 120,447
 FHLB advances                                                      71,665                     74,174
 Other liabilities                                                   1,849                      1,726
                                                                 ---------                  ---------
      Total liabilities                                            193,255                    196,347
 Shareholders' equity                                               24,178                     23,106
                                                                 ---------                  ---------
      Total liabilities and shareholders' equity                 $ 217,987                  $ 219,922
                                                                 =========                  =========


Peoples Ohio Financial Corporation
Condensed, Consolidated Statements of Income
For the Six Months Ended December 31
(unaudited, in thousands, except share data)
                                                             Period ended               Period ended
                                                           December 31, 2002          December 31, 2001
                                                           -----------------          -----------------
Interest income                                                          $ 7,542                    $ 8,096
Interest expense                                                           3,240                      4,075
                                                                         -------                    -------
   Net interest income                                                     4,302                      4,022
Provision for loan losses                                                     80                          8
                                                                         -------                    -------
   Net interest income after provision for loan loss                       4,222                      4,014
Noninterest income                                                           790                        795
Noninterest expense                                                        2,953                      2,815
Income tax expense                                                           710                        678
                                                                         -------                    -------
     Net income                                                          $ 1,349                    $ 1,289
                                                                         =======                    =======
Earnings per share:
   Basic                                                                  $ 0.18                     $ 0.17
                                                                         =======                    =======
   Diluted                                                                $ 0.17                     $ 0.17
                                                                         =======                    =======
Dividends per share                                                      $ 0.045                    $ 0.030
                                                                         =======                    =======



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Peoples Ohio Financial Corporation
Condensed, Consolidated Statements of Income
For the Three Months Ended December 31
(unaudited, in thousands, except share data)

                                                             Quarter ended              Quarter ended
                                                           December 31, 2002          December 31, 2001
                                                           -----------------          -----------------
Interest income                                                           $3,665                     $4,053
Interest expense                                                           1,558                      1,969
                                                                          ------                     ------
   Net interest income                                                     2,107                      2,084
Provision for loan losses                                                     35                          6
                                                                          ------                     ------
   Net interest income after provision for loan loss                       2,072                      2,078
Noninterest income                                                           409                        399
Noninterest expense                                                        1,500                      1,469
Income tax expense                                                           338                        347
                                                                          ------                     ------
     Net income                                                            $ 642                      $ 660
                                                                          ======                     ======
Earnings per share:
   Basic                                                                  $ 0.08                     $ 0.09
                                                                          ======                     ======
   Diluted                                                                $ 0.08                     $ 0.09
                                                                          ======                     ======

Peoples Ohio Financial Corporation
Selected Financial Data
(unaudited, in thousands)
                                                    As of                               As of
                                              December 31, 2002                   December 31, 2001
                                              -----------------                   -----------------
Total assets                                                   $ 217,987                           $ 216,898
Investment securities                                              7,138                               1,238
Total loans                                                      184,440                             202,006
Allowance for loan losses (ALL)                                      903                                 844
ALL to total loans                                                 0.49%                               0.42%
Non-performing assets                                            $ 2,478                             $ 1,383


                          Three months ended    Three months ended      Six months ended         Six months ended
                          December 31, 2002     December 31, 2001       December 31, 2002        December 31, 2001
                          -----------------     -----------------       -----------------        -----------------
ROA (annualized)                         1.16%                   1.22%                    1.22%                   1.20%
ROE (annualized)                        10.76%                  12.20%                   11.42%                  12.13%

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                                   SIGNATURES
                                   ----------

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                            PEOPLES OHIO FINANCIAL CORPORATION



                                                     By: /s/ Ronald B. Scott
                                                         ----------------------
                                                           Ronald B. Scott
                                                                 President

Date:  January 22, 2003